March 6, 2002

Dear Shareholders:

You are cordially invited to attend our annual meeting of the shareholders of Highlands Bankshares, Inc. on Tuesday, April 9, 2002, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia.

Enclosed in this mailing you will find formal notice of the meeting, a proxy and a Proxy Statement detailing the matters upon which the shareholders will act at the annual meeting. Our Company's Annual Report for 2001 is also enclosed.

We urge you to complete, date and sign the proxy, and return it as soon as possible in the enclosed postage prepaid envelope, even if you intend to attend the meeting. You may revoke your proxy at any time prior to its exercise.

Sincerely,

/S/

John G. VanMeter
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Highlands Bankshares, Inc.

The annual meeting of shareholders of Highlands Bankshares, Inc. will be held on Tuesday, April 9, 2002, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia, for the following purposes:

1. Election of four Class A directors to serve until the annual meeting of shareholders in 2005.

2. Ratification of the appointment of S. B. Hoover & Company, L.L.P. as independent auditors for 2002.

3. Transaction of other business as may properly come before the meeting.

Only shareholders of record at the close of business on February 22, 2002 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

To assure that your shares are represented at the annual meeting, please complete, date and sign the enclosed proxy, and return it as soon as possible in the enclosed postage prepaid envelope. You may revoke your proxy at any time prior to its exercise.

By Order of the Board of Directors

/S/

Alan L. Brill
Corporate Secretary

March 6, 2002

HIGHLANDS BANKSHARES INC.
P.O. Box 929
Petersburg, West Virginia 26847
(304) 257-4111

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the annual meeting of shareholders of Highlands Bankshares, Inc. (Highlands or the Company) to be held Tuesday, April 9, 2002, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia, and at any adjournments thereof (Annual Meeting). The accompanying proxy is solicited by the Board of Directors of the Company (the Board). The principal executive offices of the Company are located at 3 North Main Street, Petersburg, West Virginia 26847. The approximate mailing date of the Proxy Statement and the accompanying proxy is March 6, 2002.

The cost of the solicitation of proxies will be borne by the Company. Solicitations will be made only by the use of the mail, except that, if necessary, officers, directors and regular employees of the Company, or its affiliates, may make solicitations of proxies by telephone, telegraph or by personal calls. Brokerage houses and nominees may be requested to forward the proxy solicitation material to the beneficial owners of the stock held of record by such persons, and the Company may reimburse them for their charges and expenses in this regard.

All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in accordance with any instructions thereon. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof.

The 2001 Annual Report to shareholders, including current financial statements, is being mailed to the Company's shareholders concurrently with this Proxy Statement but should not be considered proxy solicitation material.

Interested shareholders may obtain without charge a copy of the Company's Form 10-K, as filed with the Securities and Exchange Commission, upon written request to Alan L. Brill, Corporate Secretary, Highlands Bankshares, Inc., P.O. Box 929, Petersburg, West Virginia 26847.

OUTSTANDING SHARES AND VOTING RIGHTS

Only shareholders of record at the close of business on February 22, 2002, will be entitled to vote at the Annual Meeting. As of such date, the Company had outstanding 501,898 shares of its common stock, $5 par value (Common Stock), each of which is entitled to one vote at the Annual Meeting. Cumulative voting rights are available for the election of directors, as further described in this Proxy Statement.

Any number of shareholders holding together a majority of the stock outstanding, who are either present in person or represented by proxy at the Annual Meeting, shall constitute a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and shares held of record by a broker or its nominee (Broker Shares) which are voted on any matter are included in determining the number of votes present or represented at the Annual Meeting. Conversely, Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

If a quorum is established, directors will be elected by a plurality of the votes cast by shareholders in person or by proxy at the Annual Meeting. Ratification of the appointment of the independent public accountants will be approved if the votes cast in favor exceed the votes cast opposing. Votes that are withheld and Broker Shares that are not voted will not be included in determining the number of votes cast.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth the name of, and number and percentage of shares of Common Stock held as of February 22, 2002 by, each of the Company's directors, the director nominees and the executive officers listed in the Summary Compensation Table set forth on page 8, and by all of the Company's directors, director nominees and executive officers as a group. To the best of the Company's knowledge, no person is the beneficial owner of more than 5% of the Company's common stock.

Name of Owner	Amount Beneficially Owned		Percent of Class

Lelie A. Barr	2,292	1	*

Thomas B. McNeill, Sr.	5,341	2	1.1%

George B. Moomau	7,740	3	1.5%

Clarence E. Porter	112	4	*

Courtney R. Tusing	816	5	*

John G. VanMeter	20,061	6	4.2%

Jack H. Walters	3,608	7	*

L. Keith Wolfe	2,860	8	*

Kathy G. Kimble	1,082	9

Alan L. Brill	432	10

All of the ten directors, director nominees and	44,744		8.9%
executive officers of the Company, as a group

* Denotes less than 1% of class

1 Includes 940 shares owned directly and 1,100 shares owned jointly with his wife and 252 shares held by his wife over which he holds no voting or dispositive powers.

2 Includes 3,072 shares owned directly, and 2,269 shares held by his wife over which he holds no voting or dispositive powers.

3 Includes 100 shares held as Trustee of the George B. Moomau Trust, and 7,640 shares held as Trustee of the Lura B. Moomau Trust

4 Includes 100 shares owned directly and 12 shares held by his wife over which he holds no voting or dispositive powers.

5 Includes 816 shares owned directly.

6 Includes 10,061 shares owned directly and 10,000 shares owned by his wife over which he holds no voting or dispositive powers.

7 Includes 3,508 shares owned directly and 50 shares held as co-guardian for each of his two minor children.

8 Includes 2,610 shares owned directly, 100 shares held jointly with each of his two minor children, and 50 shares held by his wife over which he holds no voting or dispositive powers.

9 Includes 882 shares owned directly and 200 shares owned jointly with her husband.

10 Includes 121 shares owned directly, 50 shares held as custodian for his minor child, and 261 shares owned jointly with his wife.

PROPOSAL ONE	ELECTION OF DIRECTORS

The term of office for the current Class A directors expires at the Annual Meeting. The Board of Directors has nominated such directors, namely, Alan L. Brill, Kathy G. Kimble, Courtney R. Tusing and John G. VanMeter, for election, for a three year term, by the shareholders at the Annual Meeting.

In the election of directors, the Company's shareholders shall have as many votes as the number of shares they own, multiplied by the number of directors to be elected. When voting by proxy or in person at the Annual Meeting, shareholders may do one of the following:

1. A shareholder may vote FOR all of the director nominees. If the shareholder wishes to withhold authority as to certain nominees, however, he may do so by writing the name of the person or persons for whom he does not want to vote in a space provided on the proxy.

2. A shareholder may WITHHOLD AUTHORITY to vote for all of the director nominees, in which case none of the nominees receives any of the shareholder's vote.

3. A shareholder may CUMULATE all of his votes for one director nominee or distribute them among as many nominees as he chooses. For example, the election of four directors entitles a shareholder who owns 100 shares of stock to 400 votes. The shareholder may vote all 400 votes for one director nominee, or may allocate his votes among two or more of the nominees. Shareholders wishing to cumulate their vote on the enclosed proxy should direct that their votes be cumulated on behalf of the directors for whom they vote by writing the name of the director or directors in the space provided on the proxy and indicating the number of votes to be cast for each such director.

It is the intention of the persons named as proxies in the accompanying form of proxy, unless instructed otherwise, to vote for the election of all of the nominees for director set forth below. If any nominee should become unavailable to serve, the proxy may be voted for the election of a substitute nominee designated by the Board. The Board has no reason to believe any of the nominees will be unable to serve if elected.

The Board recommends election of each of the nominees set forth below.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

The following information, including the principal occupation during the past five years, is given with respect to the four director nominees and the six directors continuing in office.

Name and Position with the Company	Age	Director Since	Principal Occupation During the Last Five Years

DIRECTOR NOMINEES Class A Directors (to serve until the 2005 annual meeting of shareholders)

Alan L. Brill, Secretary	47	4/01	President and CEO of Capon Valley Bank since
January 2001; prior thereto Executive Vice
President & Chief Operating Officer of Capon
Valley Bank since 1997; Senior Vice President
of Operations from 1990-1996; and various other
			positions at Capon Valley Bank from 1975-1995

Kathy G. Kimble	56	4/01	Owner/Operator of self storage since 1995; President of Kanor, Inc. d/b/a Ben Franklin store from 1981-1998

Courtney R. Tusing	76	8/95	Retired; President and Chairman of the Board of First United National Bank & Trust and First United Corp.

John G. VanMeter Chairman of the Board	64	5/85	Attorney at Law; Partner, VanMeter & VanMeter

DIRECTORS CONTINUING IN OFFICE Class B Directors (to serve until the 2003 annual meeting of shareholders)

Thomas B. McNeill, Sr.	75	4/97	Chairman of the Board of Capon Valley Bank since July 1995; Retired Insurance Agent

Clarence E. Porter Treasurer	53	4/92	President and Chief Executive Officer of The Grant County Bank since August 1991; Vice President of The Grant County Bank from August 1998 until August 1991

L. Keith Wolfe	75	5/85	Owner of Petersburg Motor Company

Class C Directors (to serve until the 2004 annual meeting of shareholders)

Leslie A. Barr President	64	7/87	President and Chief Executive Officer of High- lands Bankshares since 2001; President and Chief Executive Officer of Capon Valley Bank from August 1985 until January 2001

George B. Moomau	81	5/85	Chairman of the Board of The Grant County Bank since October 1988; prior thereto, President of The Grant County Bank

Jack H. Walters	54	7/87	Attorney at Law; Partner, Walters & Krauskopf

Board Meetings and Compensation

The Board met 13 times during 2001. Each director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board and (ii) the total number of meetings held by the committee on which the director served except for George B. Moomau, who has been ill. Directors received $300.00 for attending Board meetings, and $150.00 for attending committee meetings not held in conjunction with Board meetings.

For 2001, the Company had a Compensation Committee which consisted of John G. VanMeter, Jack H. Walters, Thomas B. McNeill, Sr. and L. Keith Wolfe, and which met once during 2001. The Compensation Committee reviews and recommends to the Board salaries for the executive officers of the Company and its subsidiary banks for the upcoming year.

The Company also had an Audit Committee, which consisted of Thomas B. McNeill, Sr., John G. VanMeter, Jack H. Walters and L. Keith Wolfe, all of whom met the independence standard of the National Association of Securities Dealers (NASD). The Audit Committee met two times during the year ended December 31, 2001. Responsibilities of the Audit Committee are discussed below under "Audit Committee Report." The Board of Directors has adopted a written charter for the Audit Committee which is attached as Exhibit A to this Proxy Statement.

Fees of Independent Public Accountants

The following sets forth certain information regarding fees paid by the Company to its independent accountants.

Audit Fees

The Company's independent accountants, S. B. Hoover & Company, L.L.P., billed the Company $54,100 for professional services rendered for the audit of the Company's financial statements for 2001 and for the review of the Company's financial statements contained in the Company's Forms 10-Q's for 2001.

All Other Fees

The Company's independent accountants billed the Company $11,700 in 2001 for all other services performed in 2001 in addition to the fees disclosed above, primarily including preparation of the Company's income tax returns, and for management advisory services.

The Company has considered whether the provision by S. B. Hoover & Company, L.L.P. of other non-audit services is compatible with maintaining such accounting firm's independence.

Audit Committee Report

The Audit Committee's primary responsibility falls into three broad categories.

(1) The Committee is charged with monitoring the preparation of quarterly and annual financial reports prepared by the Company's management, including discussion with management and the Company's outside auditors about financial statements, key accounting practices, and reporting.

(2) The Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal, reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company, also determining if the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1).

(3) The Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interest; and review of the activities and recommendations of the Company's internal auditing program.

The Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditors' provision of other non-audit services to the Company is compatible with maintaining the auditors' independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Audit Committee
Thomas B. McNeill, Sr.
John G. VanMeter
Jack H. Walters
L. Keith Wolfe

Compliance with Section 16(a) of the Securities Exchange Act

To the Company's knowledge, all statements of beneficial ownership required to be filed during 2001 were timely filed.

Certain Related Transactions

Loans made by The Grant County Bank and Capon Valley Bank to directors, director nominees and their affiliates were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

EXECUTIVE COMPENSATION

The Summary Compensation Table below sets forth the compensation of the Chief Executive Officers of the Company and of The Grant County Bank and Capon Valley Bank, the Company's two wholly-owned bank subsidiaries, for the last three years. No other officer received cash compensation in excess of $100,000 in 2001.

Summary Compensation Table
		Annual Compensation		Other
Name and Principal Position	Year	Salary ($)[1]	Bonus ($)	Compensation[2] ($)

Leslie A. Barr President and Chief Executive Officer of the Company	2001 2000 1999	$122,050 110,850 101,207	0 0 0	$18,651 17,300 17,374

Clarence E. Porter Treasurer of the Company; President and Chief Executive Officer of The Grant County Bank	2001 2000 1999	$131,219 120,975 108,855	0 0 0	$43,618 43,465 33,617

Alan L. Brill Secretary of the Company; President and Chief Executive Officer of Capon Valley Bank	2001	$107,600	0	$30,470
________________________

1 Includes base salary and director fees. For the last fiscal year, Mr. Barr received a base salary of $110,000 from the Company, Mr. Porter received $115,569 from The Grant County Bank, and Mr. Brill received $95,000 from Capon Valley Bank. Mr. Barr earned director fees of $3,550 from the Company and $7,450 from Capon Valley Bank; Mr. Porter earned director fees of $3,500 from the Company and $11,100 from The Grant County Bank; and Mr. Brill received director fees of $2,700 from the Company and $8,700 from Capon Valley Bank. Messrs. Barr and Porter also received $1,050, and Mr. Brill received $1,200, for serving on The Grant County Bank's Trust Committee.

2 Includes contributions by The Grant County Bank and Capon Valley Bank to their Profit Sharing 401(k) Plans on behalf of Messrs. Barr, Porter and Brill of $16,651, $5,475 and $12,621, respectively, and the subsidiaries' contributions to the Company's Employee Stock Ownership Plan, of which $2,000 was allocated to each of Mr. Barr and Mr. Porter, and $1,672 was allocated to Mr. Brill. Also includes, for Mr. Porter, The Grant County Bank's contribution to its Defined Benefit Plan in the amount of $8,051, and the dollar value of the economic benefit to Mr. Porter and Mr. Brill under The Grant County Bank's and Capon Valley Bank's split dollar life insurance arrangements of $28,092 and $16,177 respectively.

PROPOSAL TWO	APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

S. B. Hoover & Company, L.L.P. of Harrisonburg, Virginia, were auditors for 2001 and are being recommended to the Company's shareholders for appointment as auditors for 2002. A representative of S. B. Hoover & Company is expected to attend the Annual Meeting with the opportunity to make a statement or to respond to appropriate questions from shareholders.

The Board recommends that shareholders vote "FOR" Proposal Two.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the Company's 2003 Annual Meeting must be received by the Secretary of the Company, at its principal executive offices, 3 North Main Street, Petersburg, West Virginia 26847, for inclusion in its Proxy Statement relating to the meeting, by November 6, 2002.

By Order of the Board of Directors

Alan L. Brill
Corporate Secretary

March 6, 2002

Exhibit A

HIGHLANDS BANKSHARES, INC.

AUDIT COMMITTEE CHARTER

I.   PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding, finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.   COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. An independent director is one who: (1) is not and has not been employed as an executive of the Corporation for at least three years prior to election to the Audit Committee; (2) did not accept compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, except for compensation for service on the Board for certain types of non-discretionary compensation; (3) no member of the director's immediate family serves or has served as an executive officer of the Corporation or any of its affiliates during the past three years; (4) is not a partner, controlling shareholder or executive officer of a business organization to which the Corporation makes or from which it receives significant payments during any of the past three years; and (5) does not serve as an executive of another entity where any of the Corporation's executives serve on the other entities' Compensation Committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be appointed annually by the Board of Directors. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.   MEETINGS

The Committee shall meet at least twice annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporation's financials consistent with IV.4. below.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review
1.  Review and assess the adequacy of this Charter periodically, at least annually, as conditions dictate.

2.  Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification report, opinion, or review rendered by the independent accountants.

3.  Review the regular internal reports to management prepared by the internal auditing department and management's response.

4.  Review with financial management and the independent accountants the 10-Q prior to its filing or prior to release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

Independent Accountants
5.  Recommend to the board of Directors the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

6.  Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7.  Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Process
8.  In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

9.  Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles as applied in its financial reporting.

Process Improvement
11. Establish regular and separate systems or reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgment made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

12. Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

13. Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

14. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance
15. Review activities, organizational structure, and qualifications of the internal audit department.

16. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

17. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

18. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY HIGHLANDS BANKSHARES, INC.	For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS APRIL 9, 2002	1. PROPOSAL ONE: ELECTION OF DIRECTORS	[ ]	[ ]	[ ]
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Class A:	Alan L. Brill Kathy G. Kimble		Courtney R. Tusing John G. VanMeter
The undersigned hereby appoints L. Keith Wolfe and Thomas B. McNeill, either of whom may act, with full power of substitution, as proxies to vote, as designated below, at the Annual Meeting of Shareholders to be held on April 9, 2002, and at any adjournment thereof, the shares of Highlands Bankshares, Inc. common stock held of record by the undersigned as of February 22, 2002.

 The shares to which this proxy relates will be voted as specified. If no specification is made, such shares will be voted in favor of the proposals set forth on this proxy.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

_________________________________________________________

INSTRUCTION:  To cumulate your votes for any individual nominee(s) set forth above, write the name(s) of the nominee(s) in the space below and indicate the number of votes you want to cast for such person(s).  The total number of votes cast among the nominee(s) should equal your number of shares multiplied by 4 as described in the Proxy Statement.

_________________________________________________________

_________________________________________________________

	2. PROPOSAL TWO: APPOINTMENT OF S. B. HOOVER AND COMPANY, L.L.P. AS INDEPENDENT AUDITORS	For [ ]	Against [ ]	Abstain [ ]
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
Please complete, date and sign the proxy and return it as soon as possible in the enclosed postage prepaid envelope. The proxy must be signed exactly as the name or names appear on the label attached to this proxy. If signing as a trustee, executor, etc., please so indicate.
Please be sure to sign and date this Proxy in the box below.	Date
Stockholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

HIGHLANDS BANKSHARES, INC.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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